                                                              EXHIBIT 99.d(xvii)

                              AMENDMENT NUMBER 1 TO
                          INVESTMENT SERVICES AGREEMENT

      Pursuant to the Investment Services Agreement between Hartford Investment Financial Services Company and The Hartford Investment Management Company dated as of March 3, 1997 (the "Agreement"), The Hartford High Yield Fund is hereby included in the Agreement as a Portfolio. All provisions in the Agreement shall apply to the management of The Hartford High Yield Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 21st day of September, 1998.

                           HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY

                           By: /s/ Joseph H. Gareau
                              ----------------------------------------
                                  Joseph H. Gareau
                                  Executive Vice President


                           THE HARTFORD INVESTMENT MANAGEMENT COMPANY

                           By: /s/ Andrew W. Kohnke
                              -----------------------------------------
                                 Andrew W. Kohnke
                                 Managing Director